CONFIDENTIAL OFFERING MEMORANDUM
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                            MAKE IT HAPPEN MANAGEMENT
                             (A Nevada Corporation)

                             Up to 2,000,000 Shares
                         Of Common Stock, .001 Par Value
         Offering Price $.05 Per Share - Minimum purchase 5,000 Shares -
                            Total Offering $100,000

IT IS ANTICIPATED THAT THE SECURITIES WILL BE OFFERED FOR SALE IN A NUMBER OF STATES. THE SECURITIES LAWS OF CERTAIN STATES REQUIRE CERTAIN CONDITIONS AND RESTRICTIONS RELATING TO THE OFFERING TO BE DISCLOSED. A DESCRIPTION OF THE RELEVANT CONDITIONS AND RESTRICTIONS IS SET FORTH BELOW. FURTHERMORE, CERTAIN STATES IMPOSE SUITABILITY STANDARDS ON PROSPECTIVE PURCHASERS IN ADDITION TO THOSE GENERALLY IMPOSED BY THE COMPANY. IT SHOULD NOT BE ASSUMED BY REASON OF THE SUMMARY BELOW OF A PARTICULAR STATE'S REQUIREMENTS THAT THE COMPANY HAS BEEN AUTHORIZED TO OFFER OR SELL SECURITIES IN SUCH STATE.

THESE SECURITIES ARE BEING ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISION OF THE SECURITIES LAWS, SPECIFICALLY RULE 504 OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AND VARIOUS SELF-EXECUTING LIMITED OFFERING EXEMPTIONS OR ISOLATED TRANSACTION EXEMPTIONS IN THE STATES WHERE AN OFFERING WILL BE MADE, WHICH THE OFFER INTENDS TO FULLY COMPLY WITH AND IS TAKING SPECIFIC INTERNAL STEPS TO DO SO. WHILE THERE ARE NO RESTRICTIONS ON THE RESALE OF THESE SECURITIES ON THE FEDERAL LEVEL, THE VARIOUS STATE LAW REQUIREMENTS MUST BE COMPLIED WITH FOR PURPOSES OF RESALE, WHICH MAY BE DONE PURSUANT TO EXEMPTION WHEREVER AVAILABLE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                           Price to Purchasers     Proceeds to the Company
                           -------------------     -----------------------

Per Unit                         $ 0.05                   $ 0.05

Total Offering                   $ 100,000.00             $ 100,000.00

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                            Make It Happen Management
                         850 South Rancho Drive, # 2130
                             Las Vegas, Nevada 89106


                     This Prospectus is dated March 30, 1998

                                TABLE OF CONTENTS


TABLE OF CONTENTS.............................................................2

THE OFFERING..................................................................3

OFFERING SUMMARY..............................................................4

   THE COMPANY................................................................4
   THE OFFERING...............................................................4
   SELECTED FINANCIAL INFORMATION.............................................4
   BALANCE SHEET DATA.........................................................4

RISK FACTORS..................................................................5

   BUSINESS RISKS.............................................................6

DILUTION......................................................................6

USE OF PROCEEDS...............................................................7

PROPOSED BUSINESS OF THE COMPANY..............................................8

   HISTORY AND ORGANIZATION...................................................8
   THE COMPANY................................................................8
   BUSINESS OF THE COMPANY....................................................8
   MARKET.....................................................................8
   COMPETITION................................................................8
   MANAGEMENT.................................................................9
   COMPENSATION...............................................................9
   INDEMNIFICATION AND EXCLUSION OF LIABILITY OF DIRECTORS AND OFFICERS......10

RESUMES......................................................................10

   MAJESTIK MAGNIFICENT......................................................10
   MARY E. WRITER............................................................10
   DAVID SPOON...............................................................11

CONFLICTS OF INTEREST........................................................11

STOCK........................................................................12

   PRINCIPAL SHAREHOLDERS....................................................12
   DESCRIPTION OF SECURITIES.................................................12

PRICING THE OFFERING.........................................................12

LITIGATION...................................................................13

LEGAL MATTERS................................................................13

EXPERTS......................................................................13

ADDITIONAL INFORMATION.......................................................13

                                  THE OFFERING

This offering is being made by Make It Happen Management (the "Company") on a "best efforts" basis. The Company is offering 2,000,000 shares of its common stock ("Shares") at a price of $0.05 per share. All funds received from subscribers will be deposited in the treasury of the Company upon acceptance of the subscription.

There is no market for the shares being offered and there can be no assurance that a market will develop by reason of this offering. The offering price has been arbitrarily determined by the Company, and has no relationship to the Company's assets, book value, net worth, or other recognized criteria of value. The Company has no operating history and there are significant risks that exist concerning the Company and its proposed operations (see "RISK FACTORS").

The Company will file a Notice of Sale of Securities Pursuant to Regulation D,
Section 4(6) and/or Uniform Limited Offering Exemption (the "Notice") on Form D with the United States Securities and Exchange Commission.

Copies of the Notice on Form D may be inspected without charge at the corporate offices of the Company during regular business hours and copies of all or any part thereof may be obtained from the Company at prescribed rates.

THE SHARES ARE OFFERED BY THE COMPANY AND MAY BE SOLD BY OFFICERS AND DIRECTORS OF THE COMPANY AND ARE SUBJECT TO PRIOR SALE, WITHDRAWAL, OR CANCELLATION OR MODIFICATION WITHOUT NOTICE. OFFERS TO PURCHASE, AND CONFIRMATIONS OF SALE, ISSUED BY THE COMPANY ARE SUBJECT TO ACCEPTANCE BY THE COMPANY AND IT IS THE RIGHT OF THE COMPANY TO REJECT ANY OFFER TO PURCHASE AND CANCEL ANY CONFIRMATION OF SALE, IN WHOLE OR IN PART, WITH OR WITHOUT CAUSE, AT ANY TIME PRIOR TO DELIVERY OF UNIT SHARES TO A SUBSCRIBER.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION, OR IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. ALL PAYMENTS FOR THESE SECURITIES SHALL BE MADE BY CASH, CHECK, OR MONEY ORDER PAYABLE TO "MAKE IT HAPPEN MANAGEMENT"

THE TERMINATION DATE OF THIS OFFERING IS NINETY (90) DAYS AFTER THE DATE OF THIS PROSPECTUS, UNLESS EXTENDED BY THE COMPANY FOR AN ADDITIONAL NINETY (90) DAYS.

                                OFFERING SUMMARY

The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in this Prospectus.

The Company
Make It Happen Management (the "Company") was organized as a Nevada corporation in March of 1998. Its principal place of business is currently located at 850 South Rancho Drive, # 2130 Las Vegas, Nevada 89106. The telephone number is
(702) 391-7502.

The Company was formed to guide various artists of entertainment in their careers on the road to fame and success. The Company specializes in managing, producing, marketing, and other related services to vocalists, athletes, actors, actresses, and related celebrities. The Company takes artists from their field of interest, and then guides them to a superstar status. The Company also puts together packages and deals with record companies, record studios, movie companies, and music scores. The Company has connections with talented individuals that specialize in all phases and forms of entertainment that will prove to be valuable in the future.

The company is a start-up enterprise in the development stage and has had no revenues to date. (See "Proposed Business of the Company").

The Offering
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Type of securities offered:           2,000,000 Shares of Common Stock
                                      $.001 Par Value, offered at $.05 per share
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Shares outstanding prior to           8,000,000 Shares
offering:
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Shares outstanding after offering:    10,000,000 Shares
(If all securities are sold)
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Selected Financial Information
The following sets forth the selected financial information as of March 30, 1998, and is qualified in its entirety by the financials appearing elsewhere in this Prospectus. The Company's fiscal year end is December 31.

Balance Sheet Data
--------------------------------------------------------------------------------
Cash                                                                    $200.00
--------------------------------------------------------------------------------
Total Assets                                                              $0.00
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Total Liabilities                                                    $10,000.00
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Book Value Per Share                                                 ($0.001225)
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                                       4

                                  RISK FACTORS

     1. Arbitrary Offering Price. Prior to the offering made hereby, there has been no market for the Company's Common Stock. The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining such offering price were the Company's current financial condition, the degree of control which the current shareholders desired to retain, and an evaluation of the prospects for the Company's growth. The offering price set forth on the cover page of this Prospectus should not, therefore, be considered an indication of the actual value of the Common Stock of the Company.

     2. Dilution. Investors participating in this offering will not incur immediate, substantial dilution. See "DILUTION".

     3. Lack of Market for Shares. There is no market for the Company's Shares and there can be no assurance that such a market will develop by reason of this offering. Upon completion of the offering, there is a possibility that even if a market does develop, it would not be sustained. The investment community may show little or no interest in the Shares offered; and, accordingly, investors may not be readily able to liquidate their investment. Even if a purchaser hereunder is able to find a brokerage firm to effect a transaction in the securities of the Company, a combination of brokerage commissions, state transfer taxes, when applicable, and any other selling costs may exceed the offering price of the same.

     4. No Underwriter. The Company will sell the Shares offered hereby without the use of an underwriter. The Company may experience difficulty in completing the sale of its Shares and if so, the Company may not be able to complete its business plan as successfully as it might if the maximum number of Shares are sold.

     5. No Likelihood of Dividends. The Company has never paid dividends. At present, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future and intends to devote any earnings to the development of the Company's business. Investors who anticipate the need for immediate income from their investment should refrain from the purchase of the Shares.

     6. Potential for Future Stock Offerings. In the event the proceeds from this Offering are inadequate to finance operations, the Company may conduct future offerings of its securities. Such an offering would dilute the ownership interests of investors in this offering.

Business Risks

     7. Recently Organized Company. The Company was recently organized and may be considered a start-up company. The Company has no operating history and has not conducted any significant business prior to its organization. The Company, therefore, must be considered promotional and in its early formative and developmental stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise. There is nothing at this time on which to base an assumption that the Company's business plans will prove successful, and there is no assurance that the Company will be able to operate profitably (see "PROPOSED BUSINESS OF THE COMPANY").

     8. Use of Proceeds Not Specific. The proceeds of this offering have been allocated only generally. Proceeds from sale of Shares will most likely be allocated to working capital or administrative expenses. Accordingly, investors will entrust their funds with management in whose judgment investors must depend, with only limited information about management's specific intentions. (see "USE OF PROCEEDS" and "PROPOSED BUSINESS OF THE COMPANY").

     9. Controlling Entities and Potential Conflicts of Interest. Upon completion of this offering, the present directors and executive officers and their respective affiliates, will beneficially own 80% of the outstanding Common Stock. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. Management will be engaged in transactions with the Company that will involve potential conflicts of interest. In addition, the officers are not required to devote all of their time and energies to the business and affairs of the Company.

     10. Competition. There are numerous corporations, firms, and individuals that are engaged in the type of business activities contemplated by the Company. Many of those entities are more experienced and possess substantially greater financial, technical, and personnel resources than the Company. While the Company hopes to be competitive with other similar companies, there can be no assurance that such will be the case.

                                    DILUTION

Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on the Company's balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event the Company is liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

The net tangible book value of the Company's Common Stock as of March 30, 1998 was -$0.001225 per share. After giving effect to the receipt of estimated net proceeds of $100,000 thousand dollars from the sale by the Company of 2,000,000 shares of Common Stock the pro forma net tangible book value would then be $100,000 thousand dollars or $0.00902 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.010245 per share of Common Stock to existing holders of Common Stock from the proceeds of the Offering and substantial dilution to the new investors (i.e., the difference between the assumed initial offering price of $0.05 per share of Common Stock and the pro forma net tangible book value per share) of $0.04098 per share of Common Stock.

                                 USE OF PROCEEDS

The net proceeds of the offering will be $100,000. The principal purposes and priorities in which proceeds are to be used are as set forth below:

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Gross Amount of Proceeds:                             $100,000.00         100.0%
--------------------------------------------------------------------------------
Accounting & Legal Fees                                 10,000.00           10.0
--------------------------------------------------------------------------------
Web Page Development                                    10,000.00           10.0
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Past Debt (start-up costs)                              10,000.00           10.0
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Officers Salaries (6 months)                            12,000.00           12.0
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Marketing & Consulting Fees                             20,000.00           20.0
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Working Capital                                         38,000.00           38.0
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Total                                                 $100,000.00         100.0%
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The amounts set forth above merely indicate the proposed use of proceeds. Actual expenditures may vary substantially from these estimates depending upon economic conditions and the production and sale of the products and services provided by the Company. Accordingly the Company reserves the option to seek additional funds through loans, other offering of the Company's securities or other financial arrangements.

                        PROPOSED BUSINESS OF THE COMPANY

History and Organization
Make It Happen Management (the "Company") was organized as a Nevada corporation in March of 1998. Its principal place of business is currently located at 850 South Rancho Drive, # 2130 Las Vegas, Nevada 89106. The telephone number is
(702) 391-7502.

The Company
The Company was formed to guide various artists of entertainment in their careers on the road to fame and success. The Company specializes in managing, producing, marketing, and other related services to vocalists, athletes, actors, actresses, and related celebrities. The Company contracts with artists in their respective field, and then helps guide and manage their careers to create superstar status. The Company also puts together packages of deals with record companies, record studios, movie companies, and music scores. The Company has contacts with talented individuals that specialize in all phases of entertainment that will prove valuable in the future.

The Company is a start-up enterprise in the development stage and has had no revenues to date.

Business of the Company
The business of the Company is to help and promote artists to produce records, concerts, movies and other factors in the world of show business. The Company will also be responsible for assisting with percentages and points on opportunities and contracts, including movies and merchandising, but most importantly protecting the artist from the politics of show business. The Company will also be dealing with the royalties of each individual artist on a personal basis. The Company is the forerunner and mediator for the artist when dealing with major entertainment-associated corporations.

Market
The demand for an honest "agent" or company in the field of entertainment is extraordinarily high. Some key factors to be considered while determining a market would include merchandising, records, albums, and the buying public worldwide. Billions of dollars are spent within the industry every year and the demand for such items and services is outrageous.

Competition
Management has found that this industry has been exploited all over the world since its inception, thus, creating a valuable and extensive market for products and services. Furthermore management has found through research that the industry is extremely fierce between individuals working their way to the top.

Accordingly, the Company expects to remain for an indeterminate time, a small participant in the business of the entertainment industry.

Management
The directors and executive officers of the Company are as follows:

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Name and Address                              Position
--------------------------------------------------------------------------------
Majestik Magnificent                          President
850 South Rancho Drive, Suite 2130            Member of the Board of Directors
Las Vegas, Nevada 89106
--------------------------------------------------------------------------------
Mary E. Writer                                Secretary & Treasurer
2682 Auralie Drive                            Member of the Board of Directors
Escondido, California 92025
--------------------------------------------------------------------------------
David Spoon                                   Vice President
18585 Caminito Pasadero, #424                 Member of the Board of Directors
San Diego, California 92128
--------------------------------------------------------------------------------

The directors named above will serve until the first annual meeting of the Company's shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exist or are contemplated.

With the exception of Mr. Magnificent, who will be donating all of his time and efforts into the Company, the remaining directors and officers initially will devote their time to the Company's affairs on an "as needed" basis, the amount of which is undetermined at this time. Such time could amount to as little as ten percent of the time they devote to their own business affairs.

There are no other persons whose activities are material to the Company's operations.

Compensation
The Board of Directors has only adopted a salary compensation plan for the President, who will receive a salary of $2,000 per month for the next six months. At the end of the six months, the financial condition of the company will dictate the compensations of the President and the remaining Officers and Directors, plus the Company will reimburse its officers and directors for any out-of pocket expenses incurred on behalf of the Company. The Company does not have any pension, profit-sharing, stock bonus, or other benefit plans. Such plans may be adopted in the future at the discretion of the Board of Directors.

Indemnification and Exclusion of Liability of Directors and Officers.
So far as permitted by the Nevada Business Corporation Act, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they may incur and defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (collectively, the "Acts") may be permitted to directors, officers or controlling persons pursuant to foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Acts and is, therefore, unenforceable.

                                     RESUMES

Majestik Magnificent
Mr. Magnificent is currently the President of the Company and a member of the Board of the Directors. His job responsibilities include general supervision and control of all of the business and affairs of the Corporation. He has been involved in the entertainment business all of his life. Mr. Magnificent worked with the great Muhammad Ali and traveled around the world with him for five years, until 1982 when he met Michael Jackson through Ali. Mr. Magnificent quickly became one of Michael's closest friends and lived with the Jackson family for nine years. The Jacksons solicited him to be the spokesperson for them which included coordination with the press, talk shows, and handling situations that only a unique individual like Mr. Magnificent could handle.

Mr. Magnificent has extraordinary contacts in the entertainment business as a result of his relationships with such incredible personalities like Muhammad Ali and the Jacksons for so many years. The most renown stars in the world call him for his advice and consultation. He has met with the Pope of the Roman Catholic Church, President Carter, President Ford, and many Heads of States along with superstar entertainers.

Mary E. Writer
Mrs. Writer is currently the Secretary and Treasurer of the Company and a member of the Board of Directors. Her responsibilities will include setting up and maintaining all accounting records including accounts payable, accounts receivable, payroll, taxes, and all incorporation filings, and business licenses.

Prior to these positions, Ms. Writer was Secretary/Treasurer for Probook, Inc. from September 1995 until her resignation in May 1996. From January 1990 until July 1993 Ms. Writer worked for National Dynamics, a leading Southern California company which produces, markets, and distributes language learning tapes nationwide. She was responsible for customer service, data entry, merchant account transactions, and manifests for up to 300 shipments per day.

David Spoon
Mr. Spoon is currently a member of the Board of Directors. As a director of the Company his responsibilities will include supervision of the day to day operations, including the marketing of the Company's web site as well as the development of the marketing procedures.

Mr. Spoon has had extensive involvement in the business community. Along side of creating a corporation that grew to over three hundred people, he also functioned as the chief executive officer for five years. He is also the president of Scribbler Productions and the vice president of Tuning Spoon Publishing. He hosted a radio show in Northern Arizona and is preparing to do the same in San Diego. He also currently works with professional athletes in marketing their business and charities as well. Mr. Spoon holds licenses for real estate and investments, and in addition holds three separate ordinations from different denominations.

                              CONFLICTS OF INTEREST

Initially, only the President of the Company will devote 100% of his time to the affairs of the Company. The remaining officers of the company will not be receiving a salary at this time. All of the officers have employment or business activities outside of the Company. There will be occasions when the time requirements of the Company conflict with the demands of the officers' other employment. In this event, such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

The Company's officers and directors are subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Company has indicated an interest, either through its proposed business plan or by way of an express statement of interest contained in the Company's minutes. No such indication of interest has yet been declared. If such areas of interest are delineated, all business interests which may conflict with those of the Company which come to the attention of an officer and/or director of the Company must be promptly disclosed to the Board of Directors and made available to the Company. In the event the Board shall reject an opportunity so presented, and only in that event, any of the Company's officers and directors may avail themselves of such an opportunity. Every effort will be made to resolve any conflicts that may arise in favor of the Company. There can be no assurance, however, that these efforts will be successful.

                                      STOCK

The following table sets forth information with respect to the share ownership, both before and after this offering, of all beneficial 5% or more shareholders, directors, officers and the officers and directors as a group, of the Stock of the Company.

Principal Shareholders
--------------------------------------------------------------------------------
                                        Shares    Percent Before   Percent After
            Owner                       Owned        Offering        Offering
--------------------------------------------------------------------------------
Majestik Magnificent
President                             7,800,000       97.50%           78.0%
Member of the Board of Directors
--------------------------------------------------------------------------------
Mary E. Writer
Secretary & Treasurer                   100,000        1.25%            1.0%
Member of the Board of Directors
--------------------------------------------------------------------------------
David Spoon
Vice President                          100,000        1.25%            1.0%
Member of the Board of Directors
--------------------------------------------------------------------------------

Description of Securities
The Company is offering 2,000,000 Shares (the "Shares") in this offering at a price of $.05 per share. The Company is authorized to issue 50,000,000 shares of its Common Stock, $.001 par value. Each share of Common Stock is entitled to share pro rata in dividends and distributions with respect to the Common Stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of Common Stock has any pre-emptive right to subscribe for any of the Company's securities. Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata on a share-for-share basis among holders of the shares of Common Stock after any required distribution to the holders of the preferred stock. All shares of Common Stock outstanding are fully paid and non-assessable and the shares will, when issued upon payment therefore as contemplated hereby, be fully paid and non-assessable. Each shareholder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors will be able to elect all the directors if they choose to do so.

                              PRICING THE OFFERING

There is no market for the Shares. Although the Company plans to try and develop a market for the shares, there is no assurance that a market will develop for such following the offering. The offering price of the Shares to be sold in the offering was determined by the Company. In determining the offering price and number of Shares to be offered, the Company considered such factors as the financial condition of the Company, its net tangible book value, lack of operating history, and general condition of the securities markets. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered to be an indication of the book value of the stock. The price bears no relation to the Company's assets, book value, lack of earnings or net worth or any other traditional criterion of value. Even in the event a market develops for the Common Stock of the Company, it is unlikely that normal market forces will result in a price increase of the Common Stock.

                                   LITIGATION

The Company is not presently a party to any litigation nor, to the knowledge of Management, is any litigation threatened.

                                  LEGAL MATTERS

Patricia Cudd & Associates whose principle address is 1120 Lincoln Street, Suite 703, Denver, Colorado 80203 will provide legal services in rendering an opinion with respect to the exemption to registration of the shares of common stock of the Company offered in this offering.

                                     EXPERTS

Sam Cordovano of Cordovano and Company whose principal address is 201 Steele Street, Suite 300; Denver, Colorado, independent certified public accountants, will act as auditor with respect to the financial and accounting statements of the Company.

                             ADDITIONAL INFORMATION

The Company will file within 15 days of the 1st sale, with the Securities and Exchange Commission a Notice of Sale of Securities Pursuant to Regulation D,
Section 4(6), and/or Uniform Limited Offering Exemption (the "Notice") on Form D under the provisions of the Securities Act of 1933. Copies of the Notice on Form D may be purchased at the Commission's principal office, upon payment of the fees presented by the Commission, or at the Company's corporate offices during regular business hours.

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                                                        ------------------------
                                                                Subscribers Name

                          STOCK SUBSCRIPTION AGREEMENT
                          ----------------------------

Make It Happen Management
850 South Rancho Drive, # 2130
Las Vegas, Nevada 89106


RE: Acquisition of Common Shares of Make It Happen Management, A Nevada Corporation (the "Company").


A.   SUBSCRIPTION

     The undersigned hereby acknowledges receipt of a copy of the offering memorandum of the company and hereby subscribes for the number of Common Shares (the "Shares") in the Company set forth on the signature page below at the purchase price indicated.


B.   SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES

     The undersigned hereby represents and warrants as follows:

     1. Rule 504 Warranties. In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years; have had an opportunity to ask questions of the principals or representatives of the Company; that I, individually or together with others on whom I rely, have such knowledge and experience in financial and business affairs that I have the capability of evaluating the merits and risks of my investment in the Company; that I am financially responsible and able to meet my obligations hereunder and acknowledge that this investment is by its nature speculative; that you have made all disclosure and documents pertaining to this investment available to me and; where requested, to my attorney, accountant and investment adviser; and that I will not sell my shares without registration under the Securities Act of 1933 or exemption therefrom.

     2. Suitability. I represent that I either have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the Company or, together with the purchaser representative, if any, named below, have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of my investment in the Company; that I relied on my own legal counsel or elected not to rely on my counsel despite the Company's recommendation that I rely on my own legal counsel; and that I am able to bear the economic risk of such investment.

     3. Representations by the Company. Except as set forth in the Offering Memorandum, no representations and warranties, oral or otherwise, have been made to the undersigned by the Company or any agent, employee or affiliate of the Company, or any other person whether or not associated with this Offering and in entering into this transaction, the undersigned is not relying upon any information other than contained in the Offering Memorandum and the results of his own investigation.

     4. Risk. The undersigned understands that an investment in the Company involves substantial risks, and the undersigned has carefully reviewed and is aware of all of the risk factors related to the purchase of the Shares, including those set forth under the caption "Risk Factors" in the Offering Memorandum.

     5. Residency Declaration. The undersigned represents and warrants that he is a resident of the State in which this offer is made insofar as he occupies a dwelling within the state and intends to remain within the State for an indefinite period of the time. Further, if the undersigned is not a resident of the State in which the offer is made, then the undersigned represents and warrants that he is not a resident of any other state or possession of the United States.

     6. Restrictions of Transferability. The undersigned understands that the Shares have been offered only in the states where permitted and are being sold pursuant to an exemption from registration under the Securities Act of 1933, as amended under Section 3 (b) and Rule 504 thereof and pursuant to the analogous State statutes. The undersigned further understands that the Shares may not be registered in any state which does not recognize such exemption and any transfers to residents of such state must be made pursuant to registration or an exception from registration in the transferee's state.

     7. Indemnification and Arbitration. The undersigned recognizes that the offer of the shares of Shares in the Company was based upon his representations and warranties contained above and hereby agrees to indemnify the Company and to hold it harmless against and all liabilities, costs or expenses (including reasonable attorney's fees) arising by reason of, or in connection with, any misrepresentation or any breach of such warranties by the undersigned, or arising as a result of the sale or distribution of the Shares by undersigned in violation of the Securities Act of 1933, as amended , or any other applicable law. Further, in the event that any dispute were to arise in connection with this Agreement or with the undersigned's investment in the company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration accordance with the rules of the National Association of Securities Dealers (NASD) at a place to be designated by the Company.

     8. Accredited Investor. I AM ______or I AM NOT______ an accredited or exempted investor based on the qualifications below:

          a. A person who purchases at least $150,000 worth of common stock, if such purchase price does not exceed 20% of the investor's net worth (including the net worth of the investor's spouse) at the time of purchase ("net worth") meaning the excess of all assets over all liabilities under special provision for valuation of the principal residence of the investor).

          b. Any natural person whose individual net worth* or joint net worth* with that persons spouse, at the time of purchase exceeds $1,000,000.00;

          c. Any natural person who had an individual income** not including the income of the investor's spouse (even if they are purchase Units as joint tenants or tenants in common), in excess of $200,000 in each of the two most recent years and who reasonably expects an income** in excess of $200,000 in the current year.

          d. Any business development company as defined in section 2(a)48 of the Investment Company Act of 1940; or any Small Business Investment Company licensed by the U.S. Small Business administration under section 301 (c) or (d) of the Small Business Administration Act of
          1958;

          e. Any private business development company as defined in section 202(a) of the Investment Advisers Act of 1940;

          f. Any director, executive offer of general partner of the issuer of the securities being offered or sold, or any director, executive offer or general partner of a general partner of that issuer;

          g. Any entity in which all of the equity owners are accredited investors under paragraphs (b), (c), (d), (e), or (f) above.

--------------------------------------------------------------------------------

* For this purpose, a person's net worth is the excess of all of the person's assets over all of the person's liabilities. For the purposes of determining person's net worth, the principal residence owned by an individual shall be valued at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined by a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. For the purposes of this provision, "institutional lender" means a bank, savings and loan association, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

** For this purpose, a person's income is the amount of his individual adjusted gross income (as reported on a federal income tax returns), increased by the following amounts: (a) any deduction for a portion of long term capital gains (Section 1202 of the Internal Revenue Code (the "Code"); (b) any deduction for depletion (Section 611 et seq. of the Code); (c) any exclusion for interest on tax-exempt municipal obligations (Section 103 of the Code); and (d) any losses of a partnership allocated to the individual limited partner (as reported on Schedule E of Form 1040).

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


     9. Non-Accredited Investor.

          a. My present net worth (exclusive of home, furnishings and automobiles) exceeds five times my contemplated investment in the Company (_____Yes ______No)
          b. During the previous tax year I had an annual taxable income in excess of $______________.
          c. During the present tax year I anticipate an annual taxable income in excess of $______________.

     10. Agency Approval. No federal or state agency has made any determination as to the fairness of the offering for investment purposes, or any recommendations or endorsements of the Shares.


C.   MISCELLANEOUS

     1. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.
     2. This contains the entire agreement between the parties with respect to the subject matter hereof. The provisions of this Agreement may not be modified or waived except in writing.
     3. The headings contained in this Agreement are for convenient reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.
     4.The Shares described for herein will be acquired solely by Subscriber for Subscriber's own account and not on behalf of any other person or organization or entity, and not with a view to, or for resale in connection with, any distribution of the Shares within the meaning of the Nevada Corporations Code. Subscriber agrees to retain the Shares subscribed for herein until such time as the resale or transfer of said Shares can be lawfully effected in compliance with applicable securities laws. The Subscriber understands and agrees that there may be other restrictions and conditions on sale of the Shares under the terms and conditions of the applicable laws of the Subscriber's state of residence.

The securities are being acquired in good faith solely for my own account, for investment purposes only, and are not being purchased with a view to the resale, distribution, subdivision, or fractionalization thereof.

I hereby subscribe to _____________________ shares of common stock at $0.05 per share in Make It Happen Management for a total purchase price of $____________ .

(Please return this agreement with a check payable to: Make It Happen
Management)

In WITNESS WHEREOF, the undersigned has executed this Agreement as of this __________ day of _________________, 1999.


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Subscriber Signature                                      Social Security Number


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Subscriber Name                                            Subscriber Occupation


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Work Phone Number                                              Home Phone Number


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Address (Street)                                      Address (City, State, Zip)


================================================================================

                                 OFFICE USE ONLY
                                 ---------------

Accepted by Authorized Officer: M A K E I T H A P P E N M A N A G E M E N T Date Recv'd:_______

--------------------------------------------------------------------------------

CERT # ______________ DTD: ____/____/____    Accredited Investor:  Y E S  /  N O

QTY: ________________ $ _________________    Check # _________________

Return Receipt Date(s) : Sent ____/____/____ Received ____/____/____

================================================================================



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